UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA		95052-8039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 21, 2015, Applied Materials, Inc. (“Applied”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Mitsubishi UFJ Securities (USA), Inc., as representatives of the several underwriters named in the agreement. The Underwriting Agreement provides for the issuance and sale by Applied of senior unsecured notes in the aggregate principal amount of $1.8 billion (collectively, the “Notes”) in the following tranches:

•	$600 million aggregate principal amount of 2.625% senior unsecured notes due 2020;

•	$700 million aggregate principal amount of 3.900% senior unsecured notes due 2025; and

•	$500 million aggregate principal amount of 5.100% senior unsecured notes due 2035.

The Notes will be issued and sold in a public offering pursuant to a registration statement on Form S-3 (File No. 333-205584) (the “Registration Statement”) and related preliminary prospectus supplement filed with the Securities and Exchange Commission on September 21, 2015, and a related final prospectus supplement filed on September 22, 2015. The Underwriting Agreement contains customary representations, warranties and agreements by Applied, and customary closing conditions, indemnification rights and termination provisions.

Applied expects that the net proceeds from the sale of the Notes will be approximately $1.78 billion after deducting underwriting discounts and estimated offering expenses. Applied intends to use a portion of the net proceeds to redeem or repay Applied’s outstanding $400 million 2.650% senior notes due June 2016 and the balance for general corporate purposes. The foregoing does not constitute a notice of redemption or an obligation to issue a notice of redemption for the 2.650% senior notes.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The computation of Applied’s ratio of earnings to fixed charges is filed as Exhibit 12.1 hereto, and is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 21, 2015, by and among Applied Materials, Inc. and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Mitsubishi UFJ Securities (USA), Inc., as representatives of the several underwriters named therein.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: September 23, 2015

	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 21, 2015, by and among Applied Materials, Inc. and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Mitsubishi UFJ Securities (USA), Inc., as representatives of the several underwriters named therein.

12.1	Computation of ratio of earnings to fixed charges.